Exhibit 99.2

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com

AutoNation Launches AutoNation USA and Comprehensive Brand Extension Strategy

•	AutoNation USA stand-alone pre-owned vehicle sales and service centers is the next phase of retail brand strategy

•	AutoNation branded parts and accessories launched in the third quarter of 2016

•	AutoNation branded collision center footprint expanded

•	AutoNation branded auto auctions to be expanded

FORT LAUDERDALE, Fla., (October 28, 2016) - AutoNation, Inc. (NYSE: AN), America’s largest automotive retailer, today announced the next phase of the Company’s comprehensive brand extension rollout, which includes: AutoNation USA® standalone pre-owned vehicle sales and service centers, AutoNation branded parts and accessories, the expansion of AutoNation branded standalone collision centers, and the expansion of AutoNation Auto Auctions.

In 2013, the Company launched the AutoNation® retail brand from coast to coast. That branding effort has been successfully extended to AutoNation Express and AutoNation Customer Financial Service products, and now the Company is well positioned to further leverage its retail brand. The next phase of AutoNation’s comprehensive brand extension strategy provides customers with additional opportunities to purchase and service with a trusted automotive retail brand that provides fair and transparent pricing, faster transaction times, a seamless transition from online to in-store, and a peerless service experience.

Mike Jackson, Chairman, Chief Executive Officer and President, said, “We are pleased to announce the next phase of our comprehensive brand extension strategy, which will provide long-term growth opportunities for the Company. We expect that our investments in this next phase of the Company’s brand extension rollout, which may exceed $500 million in the aggregate, will continue for the next several years. We have built an industry-leading brand, and we remain committed to achieving and sustaining operational excellence, while creating a peerless customer experience and enhanced services throughout the automotive retail sector.”

One Price
One Price, an AutoNation brand element, was launched in several markets in the third quarter of 2016 and is a foundational attribute of AutoNation USA. One Price allows the Company to leverage centralized capabilities, such as centralized pricing and appraisals, and offers consumers a transparent and stress-free buying experience. AutoNation plans to fully implement One Price in all existing locations by the end of the second quarter of 2017.

AutoNation USA
AutoNation USA stores are standalone pre-owned vehicle sales and service centers. A key driver of AutoNation USA is AutoNation Express, the Company’s digital platform, which allows customers to dramatically reduce their transaction time by offering a seamless end-to-end experience. Through AutoNation Express, a customer can search inventory online, select and reserve a vehicle, value their trade, see payment options, and apply for financing.

Beyond the car buying experience, AutoNation USA sales and service centers will offer express service and scheduled maintenance and repair work. AutoNation USA stores will offer a customer-friendly end-to-end digital experience for service, including communications and payment options. The Company believes AutoNation USA sales and service centers will improve retention with customers who have vehicles that are out of warranty and traditionally service with independent repair shops. AutoNation has identified 25 AutoNation USA potential sites in its existing markets, of which five are expected to open in 2017.

AutoNation Precision Parts and AutoNation Auto Gear
AutoNation Precision Parts is a high quality, competitively priced line of maintenance and repair parts. The new product line will be integrated into the Company’s reconditioning operations, as well as enable improved customer retention for retail service, wholesale parts and collision repair business units, including AutoNation USA. AutoNation Precision Parts was launched in the third quarter of this year in the Company’s existing stores, with the introduction of AutoNation branded batteries that feature an industry-leading free lifetime replacement guarantee.

AutoNation Auto Gear, the Company’s branded automotive accessory line, will offer auto accessories for lifestyle, appearance, protection, and vehicle security. AutoNation Auto Gear was also launched in the third quarter in the Company’s existing stores and will be available at each AutoNation USA store. The Company will be expanding both AutoNation Precision Parts and AutoNation Auto Gear product lines in phases as their product portfolios are developed.

AutoNation Collision Centers
AutoNation currently owns and operates 70 collision and repair centers across the country, and is expanding its collision center footprint to reach more customers and leverage relationships with insurance carriers. AutoNation has the largest collision center network among automotive retailers, with expertise and certifications with multiple manufacturers, and is the preferred repair provider for many of the major insurance carriers. New locations are planned for key markets where AutoNation has store density, but does not have an existing collision presence or has capacity limitations. The Company recently opened a new collision center in Sarasota, Florida, and today announced the acquisition of Westmont Body Werks in Westmont, Illinois, a suburb of Chicago. Over the next two years, AutoNation plans to open or acquire at least 18 new AutoNation branded collision centers across the country.

AutoNation Auto Auctions
AutoNation owns and operates a successful wholesale auto auction in Southern California, which processes over 25,000 vehicles annually. With an opportunity to leverage its expertise and expand in an attractive growth market, the Company plans to open four additional AutoNation branded auto auctions over the next two years, starting in Orlando, Florida and Houston, Texas in the first half of 2017. New auto auctions will be centrally located in select, high volume markets and will primarily feature AutoNation vehicle inventory. The AutoNation Auto Auctions will provide buyers and sellers with a great opportunity to dispose of and acquire highly desirable used vehicles, as well as provide an array of other on-site support services.

About AutoNation, Inc.
AutoNation, America’s largest automotive retailer, through its bold leadership, innovation and its comprehensive brand extensions, is transforming the automotive industry. As of September 30, 2016, owned and operated 371 new vehicle franchises from coast to coast. AutoNation has sold over 10 million vehicles, the first automotive retailer to reach this milestone. AutoNation’s success is driven by a commitment to delivering a peerless experience through customer-focused sales and service processes. Through its Drive Pink initiative, AutoNation is committed to drive out cancer, create awareness and support critical research. AutoNation continues to be a proud supporter of the Breast Cancer Research Foundation and other cancer-related charities.

Please visit investors.autonation.com, www.autonation.com, www.autonationdrive.com, www.twitter.com/autonation, www.twitter.com/CEOMikeJackson, www.facebook.com/autonation, and www.facebook.com/CEOMikeJackson, where AutoNation discloses additional information about the Company, its business, and its results of operations.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “continues,” “may,” “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our strategic initiatives, including our brand extension strategies, as well as other statements that describe our objectives, goals, or plans are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties, and other factors that are difficult to predict and may cause our actual results, performance or achievements to be materially different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties, and other factors include, among others: our ability to successfully implement, and customer adoption of, our brand extension strategies; our ability to identify, acquire, and build out suitable AutoNation USA and Collision Center locations in a timely manner; our ability to maintain and enhance our retail brands and reputation and to attract consumers; economic conditions; regulatory factors affecting our business; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.